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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-49645) of Amkor Technology, Inc. of our report dated March 20, 1998 on our audits of the financial statements of Anam Semiconductor, Inc. (formerly Anam Industrial Co., Ltd.) and its subsidiaries. We also consent to the references to our firm under the caption "Experts".

/s/ Samil Accounting Corporation
---------------------------------
Samil Accounting Corporation

Seoul, Korea
August 7, 1998